UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2009

Apollo Medical Holdings, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25809 (Commission File Number)	20-8046599 (I.R.S. Employer Identification No.)

1010 N Central Avenue Glendale, California 91202 (Address of Principal Executive Offices) (818) 507-4617 (Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

This amended Current Report on Form 8-K/A (the “8-K/A”) is being filed in order to correct a misstatement in registrant’s Current Report on Form 8-K filed on October 19, 2009 (the “Original 8-K”) relating to the number of warrants issued to Syndicated Capital, Inc., a FINRA member firm that acted as placement agent (the “Placement Agent”) in connection with the private placement transaction reported in the Original 8-K (the “Private Placement”).

The Original 8-K incorrectly disclosed that in connection with the Private Placement the Placement Agent received five-year warrants to purchase up to 150,000 shares of the Common Stock at an initial exercise price per share of $0.25.  However, the Placement Agent actually received five-year warrants to purchase up to 250,000 shares of the Common Stock at an initial exercise price of $0.25 per share of Common Stock.

Except for the correction herein as to the number of warrants issued to the Placement Agent in the Private Placement, this 8-K/A does not amend or update any other information contained in the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: October 29, 2009	By:	/s/ A. NOEL DEWINTER
A. Noel DeWinter
Chief Financial Officer